EQUITY SOURCE PARTNERS, LLC

7 E. CARVER STREET

HUNTINGTON, NY 11743

631-923-1414

Mr. Jonathan Shultz

April 30, 2010

Chief Financial Officer

SCLW, Inc.

6440 Lusk Boulevard
Suite 200
San Diego, CA 92121

Re: Socialwise, Inc.  (“SCLW”)

Dear Jonathan:

As per our earlier discussions I am writing to confirm the agreement between SCLW and Equity Source Partners (“ESP”) regarding ESP’s introduction of Maxim Group LLC (“Maxim”) to SCLW, regarding the current financing.

We have agreed that should the introduction to Maxim result in an actual investment into SCLW, SCLW will pay ESP a fee equal to a maximum of 300,000 warrants as follows:

150,000 total warrants should Maxim deliver $1,000,000 in gross proceeds;

225,000 total warrants should Maxim deliver $1,500,000 in gross proceeds;

300,000 total warrants should Maxim deliver $2,000,000 in gross proceeds;

Should Maxim deliver more than $2,000,000 in proceeds then ESP and SCLW will negotiate in good faith regarding additional warrants.

The warrants paid to ESP will be identical to the warrants paid to Maxim as compensation for their efforts.

Your signature below indicates your agreement to these terms.

Best regards,

Agreed to:

/s/ Cary Sucoff

/s/ Jonathan Shultz

Cary Sucoff

Jonathan Shultz

Equity Source Partners

Socialwise, Inc